                                 AMENDMENT NO.1
                                       TO
                              EMPLOYMENT AGREEMENT

               This Amendment dated as of January 1, 1999 to that certain Employment Agreement entered into as of September 30, 1991 by and between Fall River Gas Company, a Massachusetts corporation with an office at 155 North Main Street, Fall River, Massachusetts 02722 (hereinafter called the "Company") and Bradford J. Faxon of Westport, Massachusetts (hereinafter called the "Executive").

                                    RECITALS

               Whereas, the Executive and the Company are parties to an employment agreement entered into as of September 30, 1991 (the "Employment Agreement"); and

               Whereas, the Company desires to assure the continued service of Executive, and Executive is desirous of committing himself to continued service to the Company; and

               Whereas, the Executive and the Company desire to amend certain provisions of the Employment Agreement;

                                   AGREEMENTS

               NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is acknowledged by the Company and the Executive, the Company and the Executive hereby agree as follows:

               1.     Section 7 shall be amended by the addition of a new
Section 7(f) which shall read as follows:

                      "(f) CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY. Company shall pay to the Executive, on a monthly basis, an amount (the "Medicare Tax Reimbursement") equal to the hospital insurance tax (the "Medicare Tax") imposed upon the Executive pursuant to Section 3101(b) of the Internal Revenue Code of 1986, as amended (the "Code") with respect to all wages received by the Executive from the Company. In addition, the Company shall pay the Executive an additional payment (the "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes imposed upon the Medicare Tax Reimbursements and the Gross-Up Payment, the Executive retains from the Medicare Tax Reimbursements and the Gross-Up Payment an amount equal to the Medicare Tax imposed upon the Executive for the tax year."

               2.     Section 7 shall be amended by the addition of a new
Section 7(g), which shall read as follows:

                      "(g) EXCESS PENSION BENEFIT.

                           (i)   COMMENCEMENT OF EXCESS PENSION BENEFIT AT
RETIREMENT. The Executive shall be entitled to receive an excess pension benefit (as determined pursuant to Section 7(g)(iii) hereof) (the "Excess Pension Benefit"), commencing as of the date the Executive terminates employment and first becomes eligible to receive benefits under the Pension Plan for Salaried and Non-Union Hourly Employees of Fall River Gas Company
("Pension Plan") (the "Commencement Date"), even if such Executive elects not to commence receiving such Pension Plan benefits at that time.

                           (ii)  FORM OF PAYMENT.  The Executive will receive
his Excess Pension Benefit hereunder in the same form as the Executive receives or has elected to receive, as the case may be, his retirement benefit under the Pension Plan. The company shall have the right to deduct from all benefits accrued and/or from payments made under this Section 7(g) any taxes required by law to be paid or withheld.

                           (iii) AMOUNT OF BENEFIT.  The Excess Pension Benefit
shall be an amount equal to the following:

                                 (A) the Executive's annual retirement benefit calculated under Section V of the Pension Plan, and payable in accordance with Section VI of the Pension Plan, notwithstanding any restrictions imposed by Sections XXI and XXII of the Pension Plan and notwithstanding the limitations provided in Section 415(b), 415(e), and/or 401(a)(17) of the code, less

                                 (B) the actual amount of annual retirement benefit calculated under Section V of the Pension Plan, and payable to the Executive in accordance with Section VI of the Pension Plan after application of any restrictions imposed by Sections XXI and XXII of the Pension Plan and the limitations provided in Sections 415(b), 415(e), and/or 401(a)(17) of the Code.

                           (iv)  ACCRUED EXCESS PENSION BENEFIT.  The
Executive's accrued Excess Pension Benefit (the "Accrued Excess Pension Benefit") on any date prior to retirement shall equal the amount determined under Section 7(g)(i) hereof based upon his "Compensation" (as defined in Section I of the Pension Plan) and "Year of Service" (as defined in Section I of the Pension Plan as of such date.

                           (v) EXCESS PENSION PRE-RETIREMENT DEATH BENEFIT. If
the Executive dies prior to the Commencement Date, any Accrued Excess Pension Benefit shall be paid to the Executive's surviving spouse or, if there is no surviving spouse, to the beneficiary, if any, designated pursuant to the terms of the Pension Plan by the Executive to receive the Executive's retirement benefits under the Pension Plan (the "Designated Beneficiary") (and if no such beneficiary is designated, to the Executive's estate). Such benefits shall be paid at the same time and in the same form as the death benefit provided under the Pension Plan.

                           (vi) DEATH ON OR AFTER RETIREMENT. If the Executive
dies on or after the commencement Date, the Executive's surviving spouse or, if there is no surviving spouse, the Designated Beneficiary (and if there is no Designated Beneficiary, the Executive's estate) shall receive the Excess Pension Benefit that the Executive would have received. Such benefit shall be paid at the same time and in the same form as the payments the Executive would have received.

                           (vii) SUSPENSION OF EXCESS PENSION BENEFIT.  The
payment of an Excess Pension Benefit otherwise due on behalf of the Executive shall be suspended for any calendar month in which his Pension Benefit under the Pension Plan is suspended, provided that payment of an Excess Pension Benefit which has been so suspended shall commence or resume when the Pension Benefits under the Pension Plan resume. Notice of suspension of payment of any Excess Pension Benefit shall be given to the Executive and such suspension of payment shall be governed by procedures established by the administrator of the Pension Plan.

               3. Section 7 shall be amended by the addition of a new Section 7(h), which shall read as follows:

                            "(h) CONTINUATION OF WELFARE BENEFITS. For a period
                     commencing with the month in which termination of employment for other than Cause (as defined in the Agreement) shall have occurred, and ending the later of the date of the Executive's or the Executive's spouse's death, the Executive, his spouse and any dependents shall continue to be entitled to receive all health and dental care benefits under the company's welfare benefit plans (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended), at no cost to the Executive and at the same level that the Executive, his spouse and his dependents were receiving or were entitled to receive at the time of termination of employment (if and to the extent that such benefits shall not be payable or provided under any Company plan, the Company shall pay or provide equivalent benefits on an individual basis)."


               4. Section 10 shall be deleted in its entirety, and in its place shall be added the following:

                            "10. CHANGE IN CONTROL. If, and only if, the
                    Executive's employment is terminated following a Change in Control of the Company (as that term is defined in the Severance Agreement between the Executive and the Company, dated the 1st day of January, 1999 (the "Severance Agreement")), the provisions in this Section shall be superceded by the terms of the Severance Agreement and any other applicable Company plan, policy, arrangement or agreement (other than this Agreement)."

               5.   Section 12 shall be deleted in its entirety.

               6. A new Section 12 shall be added, which shall read as follows:

                            "12. SOURCE OF PAYMENTS. All payments provided for
                    in this Agreement shall be paid in cash from the general funds of the Company; provided, however, such payments shall be reduced by the amount of any payments made to the Executive or the Executive's dependents, beneficiaries, or estate from any trust or special or separate fund established by the Company to assure such payments. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the company shall make any investments to aid it in meeting its obligations hereunder, the Executive shall have no right, title, or interest whatsoever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and the Executive or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to this Agreement, such right shall be no greater than the right of an unsecured creditor of the Company."

               All the provisions of the Agreement not specifically mentioned in this First Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this First Amendment.

Date: ______________________________          The Company

                                              By __________________________
                                                 Its

                                              The Executive

                                              _____________________________

                                       3